IR Contact	Exhibit 99.2
David K. Waldman/Klea K. Theoharis
Crescendo Communications, LLC
qsgi@crescendo-ir.com
(212) 671-1020

QSGI Responds to Tobias Bros., Inc. Request for Board Representation

HIGHTSTOWN, NJ—June 29, 2007—QSGI, Inc. (OTCBB: QSGI) the only technology service provider offering IT asset maintenance and a full suite of data security and regulatory compliance provider services for a corporation’s entire IT platform, today acknowledged and provided comment on a public request for board representation by Tobias Bros., Inc.

“We appreciate the continued support of all of our shareholders, including Mr. Tobias,” stated Marc Sherman, chairman and CEO of QSGI. “Our board currently consists of seven members, including four independent directors, all of whom contribute very strong financial and operational backgrounds.  A full listing of our board and their backgrounds are available on our website at: http://qsgi.com/investor_board_of_directors.htm. Notwithstanding the strength of our board of directors, as currently comprised, we are always open to recommendations relating to the operations of QSGI including those relating to our board. Thus, we will carefully evaluate any qualified candidates proposed by our shareholders.”

In addressing Mr. Tobias’ concerns, Mr. Sherman commented, “We have grown QSGI from a start-up to over $46 million of revenue in just five years, with strong sequential revenue growth every year. During 2003, QSGI turned the corner to profitability; however, in late 2004 we were forced to cease business with a large channel partner for data security and compliance services due to their own financial mismanagement, which impacted our revenue and profitability. To overcome our dependence on third parties and to better ensure that our future was more secure, in 2005 we began investing heavily in building our own data security sales force and are now directly targeting our own Fortune 1000 customers because we believe these services represent the true long-term growth opportunity for this division and traditionally have much higher margins than our wholesale remarketing business.”

“As evidence of the traction we are gaining, we generated positive EBITDA for the first quarter of 2007 and two of our three divisions are consistently profitable.  We anticipate the Data Security division, which has largely fixed costs, is well positioned to generate profits as we steadily add to our customer base and grow the top-line.  Moreover, as outlined in our first quarter conference call, we have already implemented a number of additional initiatives, including non-essential overhead reductions during the second quarter of 2007 to further enhance our profitability.  We plan to outline each of these steps in greater detail on our next conference call.  We remain in compliance with our loan covenants and have built a solid banking relationship to support our continued organic growth.”

“Further, it should be noted that QSGI has not issued any new management stock options since the first quarter of 2005 and all existing options and warrants have an average strike price of $1.99 per share.  We are very focused on the long-term success of the company, and strongly believe that management’s interests are closely aligned with our shareholders.”

About QSGI
QSGI provides a full suite of information technology solutions to help corporations and governmental agencies better manage hardware assets, reduce maintenance expenses, build best practices for data security and assure regulatory compliance. With a focus on the entire range of IT platforms – from the PC to the mainframe, the services offered by QSGI are specifically designed to reduce total cost of ownership for IT assets and maximize the clients’ return on their IT investment. For enterprise class hardware in the data center, QSGI offers hardware maintenance services, hardware environment planning and consultation, refurbished whole systems, parts, features, upgrades and add-ons. Additionally, for desktop IT assets, servers and SAN products, QSGI offers a range of end-of-life services that include: automated asset auditing, Department of Defense (DOD) level data destruction, documentation for regulatory compliance, hardware refurbishment with worldwide remarketing or proper IT asset recycling. Given the sensitive nature of the company’s client relationships, it does not provide the names of its clients.  Additional information about the company is available at www.qsgi.com.

Statements about QSGI’s future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are ‘forward-looking statements’ within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995.  QSGI intends that such forward-looking statements involve risks and uncertainties and are subject to change at any time, and QSGI’s actual results could differ materially from expected results.  QSGI undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.

# # #